EXHIBIT 10.37

People’s Republic of China
Mining permits
(copy)
Permit#: 3707821111001
Ownership of mining right: Zhucheng City Ziyang Ceramic Co., Ltd.
Address: Zhucheng city, Huang Hua Town Zhu Pan San Village
Mine Name: Zhu Pan San Village Clay Quarry
Economic Type: private enterprises
Minerals to be mined:
Mining method:  Open-pit mining
Production scale:
Mining area: 133200 square meters
Term: 8 years from 2011/11/01 to 2019/10/31

Stamped by Zhucheng City Office of Mineral Resources Management
Mining Registration Seal
2011/11/02

Printed by the Ministry of Land Resources of the People’s Republic of China

Mining area inflection point coordinates:
X                                Y
A: 3973541                                20734358
B: 3973544                                20734205
C: 3973738                                20734209
D: 3973735                                20734355

Mining depth: 19 Meters